EXHIBIT 1.1

NOVA MEASURING INSTRUMENTS LTD.

ARTICLES OF ASSOCIATION

Last Amended: August 31, 2006

Articles of Association

Chapter A: Introduction and Interpretation

1.	In these Articles, unless the wording requires another construction, the following words shall have the meanings appearing alongside them:

“Director” or “Directors”	-	Member or members of the Board of Directors, elected in accordance with the provisions of these Articles, and serving at the same time;

“Alternate Director”	-	as defined in Chapter E, Article 14 below.

“The Exchange”	-

Every stock exchange or trading forum, in Israel or abroad, in which Company shares, or any securities issued by the Company which may be converted or realized by Company shares, are registered for trading;

“The Board of Directors”	-

The Board of Directors of the Company, duly elected or appointed in accordance with the provisions of these Articles, and every Board Committee to which and to the extent powers of the Board have been delegated, to the extent that such powers may be delegated by law;

“The Company”	-	Nova Measuring Instruments Ltd.

“The Registering Company”	-	Any Registering Company (as defined in the Companies Law), including any transfer agent operating in foreign capital markets ,in the name of which Company shares are recorded in the Register;

“The Register”	-

Register of shareholders and additional register of shareholders which the Company shall maintain (if it so maintains) outside Israel, in accordance with the Companies Law, 5759 - 1999, provided that shares registered in the Register kept in Israel and in the additional register shall not be counted twice;

“Substantial Register”	-	The Register of substantial shareholders that must be maintained under the Companies Law;

“The Office”	-	The registered office of the Company at the time in question;

“Reduction in Capital”	-	A distribution which does not meet the profit test (“distribution” and “profit test” - as defined in the Companies Law);

“Companies Law”	-	The Companies Law, 5759-1999, as amended from time to time, or any other statute, as amended, that shall replace it;

“Securities Law”	-	The Securities Law, 5728-1968, as amended from time to time, or any other statute, as amended, that shall replace it;

“Surplus Accounts”	-	The net profit account in the Company’s books;

“Business Day”	-	A day on which services are given to the public by most of the commercial banks both in Israel and USA, except Friday, which shall not be deemed a business day;

“Writing”	-

Including a printed document, photocopy, telegram, facsimile, electronic mail, internet site, and any other form of work or imprinting of words in a visible form, as well as any other graphic sign or symbol stored in a computer or in any other means of storage;

“Information”	-

Including know-how, data, financial reports, accounting documents, documents including drafts, computer files, computer printouts, agreements, minutes, memoranda, business plans, forecasts, client lists, prices, costs, market surveys, and other such information related directly or indirectly to the activity of the Company;

“Director-General”	-	A person who holds said title, as well as one who holds the powers of the Director-General in practice;

“Officer”	-	As defined in the Companies Law;

“Securities in the Company”	-

Including: (a) shares in the Company; or (b) debentures, commercial securities or capital deeds issued by the Company; or (c) certificates, contracts, bills and other documents of any sort whatsoever which grant, directly or indirectly, a right to purchase, convert, realize or sell each and any of the items mentioned in subsections (a) or (b) above; all of the above including both those registered on a person’s name and bearer securities;

“Corporate Representative”	-	as defined in Article 20 of Chapter E below;

“Companies Ordinance”	-

The Companies Ordinance [New Version], 5743-1983, as in effect on 1 February 2000 and as amended from time to time thereafter, or any other statute which shall replace it after 1 February 2000, including amendments thereto;

“Year” or “Month”	-	According to the Gregorian calendar;

“These Articles”	-

These Articles of Association as worded herein or as changed from time to time by the general meeting, including Resolutions of the general meeting of the Company in respect of restricting the power of the Company to change these Articles or any of the provisions herein, which were taken lawfully and in accordance with the provisions of these Articles;

2.

Subject to the provisions of Article 1 above, and except inasmuch as the wording requires a different interpretation, terms which have been defined in the Companies Law or the Companies Ordinance, as the case may be, shall bear the same meaning in these Articles as they are given in those statutes; words expressed in the singular form shall include the plural form, and vice versa; words expressed in the masculine form shall include the feminine, and words meaning a person shall include any kind of corporate entity recognized by law.

3.

Any Article herein which determines an arrangement that differs, in part or in whole, from a provision in the Companies Law or the Companies Ordinance, as the case may be, that may be qualified, changed or supplemented, either in whole or with regard to certain issues or with certain restrictions, under any law, shall be deemed to qualify said provision in the Companies Law or the Companies Ordinance, as the case may be, even if the qualification itself was not noted in said Article, and even if the Article explicitly determines that its validity shall be subject to the provisions of any law.

4.

In the event of a contradiction between any Article and a provision of law which may not be qualified, changed or supplemented, said provision of law shall prevail, without, however, vitiating or impairing the force of these Articles or of any other Articles herein.

When construing or examining the validity of any Article, the Article should be given a construction which aims to fulfill it according to the purpose arising therefrom or from other Articles in these Articles.

Chapter B: The Company, its Capital and Purposes

The Company and its Purposes

Articles 1,2,3,5 and 6 in this chapter B shall be deemed to be the Memorandum of Incorporation of the Company. Any change or amendment of the Memorandum of Incorporation will be deemed valid, if taken in accordance with the provisions of these Articles.

1.	The Company is a public company.

2.	The purposes of the Company shall be to engage in the types of pursuits specified in Article 3 below.

3.

(a) To invent, design, plan, develop, manufacture, market and trade in the field of measuring instruments in electronics, micro-electronics, medicine, chemistry, metallurgy, ceramics, and any other field.

(b) To initiate, participate, manage, execute, import and export any kind of project within the boarders of the State of Israel and/or outside Israel.

(c) To register patents, trademarks, trade names, intellectual property rights marketing rights and any other right of any kind whatsoever, both in Israel and abroad.

(d) To engage in any legal activity, both in Israel and abroad.

All purposes above shall be in addition to one another and none shall derogate from the other.

4.

The Company may contribute reasonable sums to a purpose or to a worthy type of purposes even if such contributions are not made due to business considerations. The Board of Directors, or whomever the Board has so empowered, shall be authorized to determine the amounts of the contributions, the purpose or type of purposes for which they are made, and the identity of the recipient of the contribution.

5.

The Company may at any time engage in any field or type of business in which it is permitted, explicitly or implicitly, to engage in under these Articles, and may refrain from such business pursuits, whether or not it has begun engaging in said field or type of business, all at the discretion of the Board of Directors.

The Company Capital

6.	The registered share capital of the Company is NIS 400,000 (four hundred thousand New Israeli Shekels), divided into 40,000,000 (forty million) NIS 0.01 par value ordinary shares.

Rights Appurtenant to a Share

7.	The liability of the shareholders of the Company for the debts, charges and obligations of the Company is limited to payment to the Company of the par value of their shares in the Company.

8.	All of the ordinary shares shall have equal rights for all intents and purposes, and each ordinary share shall grant its owner, inter alia:

8.1

A right to be invited to and to participate in all general meetings of the Company, both annual and extraordinary, and a right to one vote for each ordinary share owned by him, in every vote at every general meeting of the Company in which he participates, provided that the ordinary share is owned by the shareholder on the date determined in a decision to convene the relevant general meeting;

8.2

A right to receive dividends (if and to the extent they are distributed), a right to receive bonus shares (if and to the extent they are issued), in proportion to the par value of the ordinary shares, and according to the number of ordinary shares which he held at the date of the decision to distribute the dividend or to issue the bonus or upon distribution (as the case may be) or at such later date as may be determined in said decision;

8.3

A right to participate in a distribution (as defined in the Companies Law) which is not the distribution of a dividend, in proportion to the par value of the shares he owns and according to the share document he owns at the time of the decision to make a distribution or at such later date as determined in said decision, or in such other manner as shall be determined by the Board of Directors at its absolute discretion.

	8.4	A right to participate in the distribution of surplus assets of the Company at the time it is wound up.

9	deleted.

10.

So long as the shares of the Company are listed for trading on an Exchange, an allotment of another class of shares shall require the approval of the Exchange, to the extent that such approval is necessary according to the rules of the Exchange or the provisions of any law.

11.

Subject to the provisions of any applicable law, the Company may issue shares, both those included in its original capital and those deriving from an increase in capital, with rights of a preferred rank or with rights of a lesser rank, or to issue shares deriving from an increase in capital with rights of a preferred rank or with rights of a lesser rank, or to issue shares with other restricted rights or with other preferred rights in respect of distribution of dividends, voting rights, discharge of capital, distribution (which is not a distribution of a dividend) or in respect of other matters, as the Company may determine from time to time.

12.

If at any time the share capital is divided into different classes of shares, the general meeting may, unless the terms of the issuance of said class of shares provide otherwise, change, convert, expand, add to or alter in another manner the rights, surplus rights, advantages, restrictions and provisions related thereto (or not related at that time to one of the classes), if it receives the consent of the holders of the shares of the class the rights of which are impaired, which consent shall be given at a meeting of the holders of shares of said class.

13.	13.1

The special rights granted to shareholders or to a class of shares that have been issued, including shares issued with preferred rights or other special rights, shall not be deemed to have been changed or harmed by the creation or issue of additional shares of an equal rank or by the cancellation of registered share capital of the same class which was not allotted, unless the terms of the allotment of those shares determines otherwise.

	13.2	The consolidation or splitting of the share capital of the Company shall not be deemed a change in the rights of the shares being consolidated or split.

14.	The provisions in these Articles regarding general meetings shall apply, mutatis mutandis, to every meeting of shareholders of any class of shares, as the case may be.

15.

Subject to the special provisions in these Articles in this regard, to the extent they exist, all of the shares of the Company which are yet to be allotted shall at all times be under the supervision of the Board of Directors, which may allot them to or otherwise deal with them in any way at its sole discretion, for cash or non-cash consideration, upon such terms and qualifications, whether above their par value or (subject to the provisions of the Companies Law) at a deduction from their par value, at such times which the Board of Directors deems fit. The Board of Directors shall have full power to submit a call for any shares mentioned above, at their par value, at less or at more than their par value, at times, during a period and for consideration which the Board of Directors shall deem fit, and to provide every person a right to demand allotment of any shares at times, during a period and for consideration which the Board of Directors shall determine at its own absolute discretion.

16.	16.1	The Board of Directors may, at its absolute discretion, treat shareholders differently from one another with regard to the amounts demanded for payment, payment times and any other matter.

	16.2

The Board of Directors of the Company may, in respect of every allotment of securities in the Company, pay agent’s fees, underwriters’ fees or commissions in a manner that shall be determined and subject to the provisions of any law.

Shareholders

17.

Unless determined otherwise in any law or in these Articles, the Company shall be entitled to treat the registered owner, including a shareholder who holds a share as a trustee, of a share as its absolute owner, and as such shall not be obligated to recognize any claim by any other person whatsoever based on a right in equity or on other grounds in respect of such a share, or in respect of a benefit therein for any other person, unless an order is issued by the competent court.

18.	Notwithstanding the provisions of Article 17 above, the following shall also be deemed shareholders in the Company:

18.1

To the extent required and permitted by law, a person in whose favor a share is listed with a member of the Exchange, and such share is included among the listed shares in the Register in the name of the Registering Company.

	18.2	A person who holds a share certificate issued by the Company under these Articles.

19.

The Board of Directors of the Company may determine from time to time procedures with regard to determining the identity of shareholders of the classes specified in Article 17 above, and with regard to the manner in which any right, benefit, asset or amount shall be transferred or distributed to them, including in respect of distribution of dividends or bonus shares, purchase of securities in the Company or granting any other right, asset or other benefit to the shareholders of the Company, in their capacity as such. Moneys, bonus shares, rights or assets of any type whatsoever which have been transferred to a shareholder (including to his agent, attorney or whomever the shareholder directs) whose identity has been verified according to the procedures as aforesaid, shall be deemed a full discharge and release of a debt of the Company to any person who claims a right to such payment, transfer, distribution or grant of right, as the case may be.

20.	A Registering Company shall not be deemed the owner of shares in the Company, and the shares registered in its name in the Register are owned by those entitled to them under Article 18.1 above.

21.

Subject to the provisions of any applicable law, and without derogating from the provisions of Article 17 above, the Company may, at its absolute discretion, transfer and pay any amount (in cash, by check, by bank transfer or in any other manner of payment accepted at the Exchange) and any asset of any type (including bonus shares) to shareholders under Article 17.1 above, by transfer to members of the Exchange whose identity, along with the scope of the right or asset to be transferred to them, will be notified to the Company by the Registering Company. So long as the Company acted according to the information transferred to it by the Registering Company, the Company shall bear no liability for an amount that is not paid or an asset that is not transferred, in part or in whole, to a shareholder under Article 18.1 above, and the Company shall be deemed to have transferred and paid the full price or asset, as the case may be, at the time they are transferred to the Registering Company and/or to the members of the Exchange whom the Registering Company directed.

Change in Share Capital

22.

The Company may, from time to time, increase its share capital by creating new shares, whether or not all of the shares which it has decided to issue have been issued up to that date or not, and whether or not all of the shares that have been issued up until that time have been fully paid-up, and the increase shall be in such amount, shall be divided into shares having such par value, shall be issued on such terms and qualifications and with such rights and supplemental rights as the decision on creation of the shares shall direct, and in the event that directions are not given in the decision - as the Board of Directors shall direct; in particular, the shares may be issued with preferred rights or qualified rights (including without rights) to dividends, voting rights, discharge of capital or other such matters.

23.

Except as stated otherwise in a decision approving the increase in share capital, the new shares shall be subject to all provisions of these Articles applicable to existing shares in the capital of the Company.

24.

The Company may, from time to time, cancel registered share capital that has not yet been issued, provided that there is no undertaking of the Company, including a conditional undertaking, to issue the shares.

25.	The Company may, from time to time, cancel share capital which has been issued, subject and according to the provisions of article I.3 of these Articles.

26.

Any of the above acts, mentioned in articles 22 – 25, shall be deemed a change of these Articles as well as amendment to the Memorandum of Incorporation of the Company, and shall be decided upon in accordance with article D.21 herein.

Chapter C: The Shares

Share Certificate

1.

A share certificate shall be issued with the Company seal together with the signatures of two Directors, or together with the signature of one Director and the Company Secretary (if a person is appointed to this position) or together with additional or other signatures according to the decision of the Board of Directors.

2.

Every shareholder whose name appears in the Register shall be entitled to receive one share certificate for the shares registered in his name, or, if the Board of Directors so approves (after he shall have paid the amount determined by the Board of Directors from time to time), several share certificates, each for one or more such shares; every share certificate shall indicate the name of the shareholder (or “bearer” in the event of a share warrant), the number of shares for which it was issued, and other details as determined by the Board of Directors.

3.

A share certificate registered in the names of two or more persons shall be delivered to whomever all of the registered owners of said share shall direct, and absent such consent, to the person whose name appears first in the Register among the names of the joint owners.

4.

If a share certificate registered in the name of a person or a bearer share is lost or defaced, the Board of Directors may issue a new certificate in its place, provided that the original certificate has been submitted to it and destroyed by it, or it is proved to the Board’s satisfaction that the certificate has been lost or destroyed, and the Board has received guarantees to its satisfaction for any possible damages, all for consideration, if required.

5.

The Company may issue bearer share certificates (hereinafter also: “share warrant”) for fully paid-up shares which shall grant the holder thereof the rights noted therein and the right to transfer it by delivery of the certificate, and the provisions of these Articles regarding transfer and delivery of shares shall not apply to shares specified in such a certificate.

6.

A holder of a share warrant may return it to the Company and may request, for a payment determined by the Board of Directors, that his name be listed in the Register as a shareholder in the Company for the shares specified in this certificate, and that a share certificate in the name of a person be issued to him. If the register is closed at the time said request is submitted, or the request has not yet been carried out, the actions enumerated in this Article shall be performed by the Company promptly after the opening of the Register.

7.	Shares shall be deemed fully paid up if the entire par value and the premium thereon have been paid, according to the terms of issue of the share.

8.

Subject to the provisions of any law, a holder of a share warrant is entitled to all of the rights held by an owner of a share certificate in the name of a person, provided that he has proved that he holds the share warrant as aforesaid in the following manner:

	8.1	A holder of a share warrant may vote at a general meeting if he has presented the share warrant to the chair of the general meeting immediately after commencement of the meeting.

8.2

A holder of a share warrant may deposit the share warrant at the registered office of the Company or at such other place that the Board of Directors shall determine, and may notify the Company regarding the particulars that an owner of a share certificate in the name of a person is obligated to notify to the Company by law or under these Articles. So long as the share warrant is deposited as aforesaid, the depositor shall have all of the rights available to a shareholder to demand that a general meeting of the Company be convened, to vote and to use the other rights of shareholder at any meeting convened at least two days after the deposit, as if his name were listed in the Register as owner of the shares included in the share certificate. Only one person shall be recognized as the depositor of the certificate, and the Company must return the certificate to the depositor if he so requests in writing at least two business days in advance.

Calls

9.

The Board of Directors may, from time to time at its discretion, submit calls for any moneys not yet paid for shares which have been issued and which, according to the terms of their issue, are not to be paid up at predetermined times. Every shareholder shall pay to the Company the amount of the call submitted to him, at the time and place determined by the Board of Directors. A call may be divided into several payments. A call shall be deemed made if a decision approving it has been made by the Board of Directors.

10.

In respect of every call, a prior notice of fourteen days shall be sent, indicating the amount of payment, the place of payment and the person to whom payment should be made, on the condition that before the payment date of such a call the Board of Directors may, by written notice to the shareholder, cancel or extend the payment date of the call.

11.	Joint owners of a share shall be responsible jointly and severally for payment of all calls in respect of such a share.

12.

If, under the terms of issue of each share or otherwise, any amount must be paid at a set time or in payments at set times, whether the payment is on account of the par value or as a premium, any such amount or rate shall be discharged as if it were a call duly submitted by the Board of Directors for which notice was duly given, and all of the provisions in these Articles in respect of calls shall apply to any such amount or rate of payment.

13.

If the amount of the call is not discharged on the date of payment or prior thereto, the person who at that time is the owner of the share for which the call was submitted or for which payment is owing, shall pay interest on said amount at a rate determined by the Board of Directors from time to time, from the date determined for its payment until the date of actual payment; however, the Board of Directors may waive payment of the interest, in part or in whole.

14.

If the Board of Directors deems fit, it may receive moneys from a shareholder who wishes to make early payment for amounts that have not yet been called, or for which the payment date has not yet arrived, and which have not yet been discharged in respect of his shares, or part hereof; and unless agreed otherwise with the shareholder, the Company may pay interest on the moneys advanced in said manner, or on part thereof, until the date on which the moneys were to have been paid had they not been paid in advanced, at a rate agreed upon between the Board of Directors and the shareholder, and the Board of Directors may at any time, so long as the payment date has not yet arrived, return the amount advanced as aforesaid to said shareholder.

15.	This chapter shall apply, mutatis mutandis, to any right to purchase or sell shares in the Company, subject to the terms of issue of said right.

Forfeiture and Encumbrance

16.

If a shareholder has not paid any call or rate of payment on or before the date set for payment thereof, the Board of Directors may, at any time thereafter, so long as the call or the rate of payment are not discharged, to send a notice to said shareholder and to demand that he pay them with interest accrued and all expenses that the Company incurred in connection with such failure to discharge.

17.

The notice shall set a date (which shall be at least ten business after the date of the notice) and a place or places where said call or payment shall be paid, with interest and expenses as aforesaid. The notice shall also indicate that in the event of non-payment on the date set therefor or prior thereto and at the place indicated in said notice, the shares for which the call was made or in respect of which said payment date has passed may be forfeited.

18.

If the demands included in said notice are not met, then at any time thereafter, prior to payment of said call or installment, the interest and the expenses owing on account of the shares, the Board of Directors may by decision forfeit the shares in respect of which notice was given as aforesaid. Such forfeiture shall include all dividends announced in respect of the forfeited shares which have not actually been paid prior to the forfeiture.

19.

Every share so forfeited shall be deemed the property of the Company and shall become a dormant share, and the Board of Directors shall be entitled, in accordance with the provisions of these Articles and subject to the provisions of any law, sell, reissue or transfer them in another manner as it deems fit.

20.

The Board of Directors may, at any time prior to sale, reissue or other transfer of every share so forfeited, to cancel the forfeiture in a manner and under terms that it shall determine at its absolute discretion, in which event said share shall cease to be a dormant share.

21.

Every shareholder whose shares have been forfeited shall cease to enjoy any right in connection with the forfeited shares, but in spite of this he must pay immediately to the Company all of the calls, installments, payments, interest and expenses owing on account of these shares or for them on the date on which forfeiture is executed, as well as interest on those amounts from the date of forfeiture until the date of execution of all payments (including interest and expenses as aforesaid), at a rate that shall be determined by the Board of Directors; provided, that in any case in which the shares forfeited are resold, the debt of the shareholder whose shares were forfeited shall be reduced to the net amount (after deduction of any taxes and the Company’s expenses incurred in selling the forfeited shares) received in fact from their resale.

22.

The provisions of these Articles regarding forfeiture of shares shall apply also to cases of non-payment of a fixed amount the payment date of which is predetermined, according to the terms of issue of the share or according to the terms of allotment of the share, whether on account of the par value or as a premium, as if this amount to be paid were a call which was sent and notice of it given lawfully.

23.

The Company shall have the first and fundamental right to place an encumbrance on any shares registered in the name of any shareholder, except fully paid-up shares, and on any revenue from the sale thereof, for discharging the debts and obligations of said shareholder to the Company, whether alone or jointly with any other person, for shares which the Company issued to him, whether or not the date of discharge of these debts or the date of performance of these obligations has arrived, and no equity rights in respect of said shares shall be created. Said encumbrance shall apply to all dividends announced from time to time in respect of those shares.

24.

To realize said encumbrance, the Board of Directors may sell the encumbered shares in a manner which it deems fit, at its discretion; however, no share shall be sold unless the shareholders or executors of their estates receive written notice stating that the Company intends to sell said shares, and the shareholder or executors of his estate, as the case may be, have not paid the above debts or have not fulfilled the above obligations within ten days from the date of sending said notice.

25.

The net revenue (after deduction of any taxes and the Company’s expenses incurred in selling the shares) from any such sale shall serve to discharge said debts to perform said obligations of the shareholder, including the debts and obligations the time for discharge or performance of which has not yet transpired, and the surplus, if any, shall be paid to the shareholder or to the executors of his estate.

26.

In the event of a sale after forfeiture or a sale to realize an encumbrance under these Articles, the Board of Directors may appoint a person to sign a deed of transfer of the shares sold, and to direct that the buyer be registered in the Register as the holder of the shares sold, and the buyer shall bear no duty to verify that these actions are done properly, nor shall it be his concern for which purposes the moneys from the sale were expended; after his name is registered in the Register in respect of these shares, the validity of the sale shall be unassailable, and the only remedy of any person harmed by the sale shall be in filing a claim for damages from the Company alone.

Transfer and Delivery of Shares

27.	Transfer of shares in the Company shall be effected in the following manner:

	27.1	Transfer of a share warrant duly issued under these Articles shall be effected by delivery of the share warrant to the transferee.

27.2

Any other transfer of shares in the Company shall be done against delivery of a share transfer deed in the wording specified in Article 29 below, which includes all particulars, and the signatures of the transferor, the transferee and witnesses to their signatures.

28.

Once a transfer of shares is effected in accordance with Article 27.1 above, the transferor shall be deemed to remain the holder of the share until the name of the recipient of the share is registered in the Register of members in respect of the transferred share.

29	The following provisions shall apply to a share transfer under Article 27.1 above:

	29.1	The transfer deed of the share shall be worded as follows, or in as similar a manner as possible or in an ordinary or accepted form that shall be approved by the Board of Directors:

“I, __________________________ (I.D. number/Company registration number _________________________)(hereinafter: “the transferor”), in consideration of the sum of USD_________________ paid to me by _________________________ whose address is _______________________________________ (hereinafter: “the transferee”), hereby transfer to the transferee _________ shares [from _________ to ___________ inclusive] of Nova Measuring Instruments Ltd., to be in the possession of the transferee, the executors of his estate, his guardians and representatives, according to all of the terms under which I held them immediately prior to signing this deed, and I, the transferee, hereby agree to receive the above shares according to the above conditions.

In witness whereof we have signed this ____th day of _______, ________.

		_______________________	__________________________

		Transferor	Transferee

		________________________	__________________________

		Witness to transferor’s signature	Witness to transferee’s signature”

(To the extent that the transferor or transferee is a corporation - a confirmation of an attorney or accountant or other person acceptable to the Company should be added, regarding the authority of the persons signing the deed on behalf of the corporation to execute or to receive the transfer.)

Unless approved by the Board of Directors, the share transfer deed shall relate only to one class of shares.

29.2

Any document (including the certificate for the transferred share) required by the Board of Directors in connection with the transfer should be submitted together with the share transfer deed. If the share transfer is approved, all said documents shall remain in the possession of the Company. If the share transfer is not approved, said documents shall be returned to the person who submitted them, if he so requests.

	29.3	The Board of Directors may:

		29.3.1	Refuse to register the transfer of a share that has not been fully paid up.

29.3.2

Not to recognize a share transfer deed until the certificate of the transferred share and other particulars necessary to prove the right of the transferor to transfer the share are attached thereto. Transfer deeds which are registered shall remain in the possession of the Company, but any transfer deed that the Board of Directors refuses to register shall be returned to its sender at his demand.

		29.3.3	Not to recognize a share transfer deed until it receives payment for registration of the transfer in accordance with Article 30 below.

29.4

Should the Board of Directors refuse to approve a transfer of shares, it shall notify the transferor to this effect no later than seven (7) days after the date on which the transfer deed and the share certificate were received by the Company.

30.

The Company shall be entitled to collect payment for registration of a transfer of shares in the Register (including registration of those registered in the name of the Registering Company for their owners), in an amount to be determined from time to time by the Board of Directors and which shall not exceed forty (40) USD (linked to the Consumer Price Index from the index known on the date on which these Articles enter into force until the index known on the actual date of payment) for registration of one share transfer deed (and for transfer of shares from the name of a Registering Company to the name of the shareholder -- for registration of every request for transfer of shares to the name of the shareholder which the Registering Company submits).

31.	Notwithstanding the provisions of Article 27 above -

The Company shall change the registration of ownership of shares in the Register of shareholders in each of the following instances:

	(1)	A court order to amend the Register is sent to the Company;

	(2)	The conditions under law for endorsement of the right are proved to the Company.

32.

The Company may destroy share transfer deeds after six years have passed from registration of the transfer, and cancelled share certificates after three years of their cancellation; it shall be presumed prima facie that all the transfer deeds and certificates that were destroyed were fully valid, and that the transfers, cancellations and the registrations effected by virtue thereof were lawful.

Chapter D: General Meetings

Convening of General Meetings

1.

An annual meeting shall be convened at least once every calendar year, and no later than fifteen months after the preceding annual meeting, to deliberate on the financial reports, appointment of directors, appointment of an auditing accountant, and any other matter which the Board of Directors places on the agenda of the annual meeting, at a time and place that the Board of Directors shall determine.

2.

Except if explicitly determined otherwise by a competent court, the provisions of these Articles shall apply, mutatis mutandis, to the notice and conduct of a general meeting convened at the order of the competent court, of a general meeting duly convened other than by the Board of Directors, and of the voting at these meetings.

3.

Subject to the provisions of the Companies Law, every general meeting shall be convened at a place where the Board of Directors directs, or, if the Board of Directors did not determine the place of the meeting, at a place directed by the chair of the Board of Directors. If the place of the meeting is not set by the Board of Directors or by the chair of the Board, the meeting shall be convened at the Office.

4.	The Board of Directors shall convene an extraordinary meeting by its decision, as well as at the demand of any of the following:

	4.1	Two directors or one-quarter of the directors then serving;

	4.2	One or more shareholders who hold at least five per cent of the allotted capital and at least one per cent of the voting rights in the Company.

	4.3	One or more shareholders who hold at least five per cent of the voting rights in the Company.

5.

The agenda of the general meeting shall be set by the Board of Directors and also shall include those issues for which the convening of an extraordinary meeting was demanded as mentioned in Article 4 above. One or more shareholders that hold(s) at least one per cent of the voting rights at the general meeting, may ask the Board of Directors to include a topic in the agenda of a future general meeting.

6.	Only decisions on items specified in the agenda shall be taken at a general meeting.

Notices regarding Convening a General Meeting

7.

A notice regarding a general meeting shall be sent at least 21 days before the date of the meeting to every shareholder registered in the Register of shareholders; however, subject to any law, the Board of Directors may set a shorter period for sending the notice of the general meeting, provided that the notice is sent to the shareholders registered in the Register no later than seven days prior to convening the meeting.

8.

The notice shall state the time and place of the meeting, the agenda, the decisions proposed and arrangements for voting by proxy, if the issues on the agenda of the meeting include those on which the shareholders may vote by proxy under law or these Articles.

9.

When the Company has grounds to assume that an address provided to it by a shareholder is no longer his address, said shareholder shall be deemed not to have provided the Company with his address in each of the following instances:

9.1

When the Company has sent him a letter by registered mail to said address, in which he is asked to confirm that said address is still his address, or to notify the Company of a new address, and the Company receives no answer within 60 days from the date on which the Company posts the aforesaid letter at the post office.

9.2

When the Company has sent him at said address a letter by registered mail and the Postal Authority (including any postal service outside Israel), upon returning the letter or without doing so, notifies the Company that the letter was not delivered to him at said address because he is not known at that address or for any other similar reason.

10.	Subject to any law:

10.1

The Company may send any notice or document to a shareholder by delivering them to him personally or by sending them by post to the address which he gave the Company. If the notice has been sent by post, it shall be deemed duly sent if the letter containing the notice bears the address which the shareholder sent to the Company, and it is given to the postal service duly stamped; unless the contrary is proved, it shall be deemed delivered within 72 hours from its posting by the Company with the postal service when the address is in Israel, and within six days of its posting by the Company with the postal service when the address is outside Israel.

10.2

Subject to applicable law and the relevant rules and regulations of the Exchange, if the shares of the Company are listed for trading on an Exchange in Israel, the Company may send a notice to shareholders, whether they hold bearer shares or shares registered in the name of a person, by publishing a notice at least once in a daily newspaper published in Israel, and the date of publication of the newspaper shall be deemed the date on which notice was received by the shareholders. If the shares of the Company are listed for trading on an Exchange outside Israel, said notice to shareholders may be sent by publishing as aforesaid in a newspaper of general circulation published in the country in which the Company’s shares are listed. In the event that a notice is published in the manner determined in this Article, the Company shall bear no duty to give notice by other means.

	10.3	The Company may send any notice or document to a shareholder by giving it to him in any other manner in writing, provided that doing so is not prohibited by law.

10.4

A written confirmation signed by a director or the secretary regarding sending a writing or giving notice in any of the manners specified in paragraphs 10.1, 10.2, 10.3 above, shall be deemed conclusive evidence regarding every particular included therein.

10.5

A notice regarding a general meeting shall be sent in one of the above ways to every person who has the right to a share upon the death or bankruptcy or winding up of a shareholder, and who would have been entitled to receive notice of an annual meeting had such circumstances not occurred.

10.6

Every shareholder may waive his right to receive notice or his right to receive notice at a particular time, and may agree that the general meeting shall be convened and shall take decisions even without his having received notice thereof or without having received notice thereof within a particular time period, subject to the provisions of any law which forbid such waiver or consent.

11.	The Company may give notice to the joint owners of a share by notice to the joint owner whose name is listed first in the Register of shareholders with regard of said share.

12.

Subject to applicable law, the validity of decisions taken at a general meeting shall not be impaired if the Company mistakenly did not send a notice of the meeting to a shareholder who is entitled to receive notice of a general meeting by letter, or sent an incomplete or erroneous notice regarding the meeting, its convening or agenda, or did not send such a notice to the shareholder, or sent or gave notice as aforesaid tardily.

13.

Every document or notice sent by the Company according to the provisions of these Articles shall be deemed duly sent despite the death, bankruptcy or winding up of said shareholder (whether or not the Company knew thereof), so long as someone else is not registered in lieu of the shareholder in the Register, and delivery or sending as aforesaid shall be deemed adequate in all respects with regard to any person who claims a right in said shares.

Decisions at General Meetings

14.

No deliberation at a general meeting may be commenced unless a legal quorum is present at the time it is commenced. Except in cases in respect of which these Articles determine otherwise, or according to any law or the order of a competent court, a legal quorum shall be deemed to be the attendance of at least two shareholders, themselves or by their representatives or by proxy, who hold in the aggregate at least one third (33.33%) of the voting power in the Company.

15.

If, after one-half hour has passed from the time set for the general meeting, there is not a legal quorum present, the meeting shall be automatically postponed to the same day one week hence, at the same time and place as set for the original meeting (with no need for any notice to the shareholders), or to a later date if said date is indicated in the prior notice of the general meeting or if the Company has sent to the shareholders a prior notice of no less than 72 hours before the date set for the postponed meeting.

16.

If, at the postponed meeting under Article 15 above or under Article 19 below, there is not a legal quorum after one-half hour has passed from the time set for the meeting, any number of participants shall constitute a legal quorum and may deliberate on the matters on the agenda of the original meeting (and at a postponed meeting under Article 19 below, on issues that were on the agenda of the original meeting and the discussion of which either was not concluded or did not commence).

17.

Notwithstanding the provisions of Article 16 above (including the Articles mentioned therein), if the convening of an extraordinary meeting other than by decision of the Board of Directors is demanded, the postponed meeting shall take place only if at least two shareholders holding no less than fifteen percent (15%) the voting rights are present. If there is no such presence as aforesaid at the postponed meeting, the meeting shall not be postponed to another date, and the proposed decisions on the agenda shall be deemed rejected by the meeting.

18.

The Chair of the Board of Directors shall serve as chair of every general meeting of the Company. If there is no chair of the Board of Directors, or the Board did not determine that another individual shall chair the meeting as aforesaid, or if the intended chair was not in attendance 15 minutes from the time set for the meeting, or if he did not wish to chair the meeting, the shareholders present at the meeting shall elect, by themselves or through their representatives, a shareholder or a representative present at the meeting as chair of the meeting.

19.

The chair of the meeting may, with the consent of a meeting in which legal quorum is present, to postpone the meeting from time to time and from place to place, and he must postpone it as aforesaid if the meeting directs him to do so. At a postponed meeting as aforesaid only those matters shall be discussed which were on the agenda of the original meeting and the discussion of which was not concluded or was not commenced. No notice need be given regarding the postponement and the matters on the agenda of the postponed meeting.

20.

A decision at the general meeting shall be taken by a poll of shareholders who are in attendance and who take part in the voting, by themselves, by an agent or by proxy (on issues with regard to which these Articles or any law permits voting by proxy).

21.

Unless otherwise prescribed in these Articles or under applicable law, all decisions of the general meeting require a majority of fifty per cent (50%) of the total number of votes at the meeting. In polling regarding any particular proposed resolution which was brought before the general meeting, the votes of those who abstained or who did not vote in regard to said proposed resolution shall not be counted. Any amendment of these Articles and/or the Company Memorandum of Incorporation and/or any decision winding up of the Company, shall require a majority of seventy-five per cent (75%) of the total number of votes in the meeting and all other rules shall apply mutatis mutandis with regard to such vote.

22.	Every shareholder present, either himself or by a representative, has the right to one vote for each share which he owns and which grants him voting rights, regardless of its par value.

23.

An announcement by the chair that a decision was taken unanimously or by a particular majority or was rejected shall constitute prima facie evidence of its contents. An announcement as aforesaid and a note recorded to this effect in the minutes of the Company shall constitute testimony to their contents, and there shall be no need to prove the number or proportion of votes in favor of or against the decision.

Voting of Shareholders by a Representative or Agent

24.

A corporation which is a shareholder in the Company may authorize, by a decision of its directors or of another managing body, an officer in the corporation as its representative at any meeting of the Company. A person so authorized may use, on behalf of the corporation, the same powers that the corporation itself would have been able to use were it a flesh and blood shareholder in the Company.

25.

A shareholder who is a minor, and any shareholder whom a competent court has declared incompetent may vote only through his guardian, and any guardian as aforesaid may vote by means of a representative.

26.

In the case of joint shareholders, the view of the head of the joint shareholders, given by himself, his representative, his agent or by proxy shall be controlling, and the views of the other joint owners shall not be considered. For the purposes of this Article, the head of the joint owners shall be the shareholder whose name appears first in the Register in respect of the relevant share.

27.

A shareholder may appoint an agent to vote in his place. Such an agent need not be a shareholder in the Company. Appointment of an agent shall be in writing, signed by the appointing shareholder or his representative authorized to this end, and if the appointing shareholder is a corporation, then by the person or persons authorized to bind the corporation by their signature.

28.

The document appointing a voting agent (hereinafter: “the writ of appointment”) and a power-of-attorney (if such exists) by virtue of which the writ of appointment was signed, or a copy thereof confirmed to the satisfaction of the Board of Directors, shall be deposited at the Office or at the intended location of the general meeting at least 48 hours prior to the time set for the beginning of the meeting at which the person mentioned in the document is to vote, or shall be delivered by hand to the chair of the meeting at the beginning of the meeting; however, the chair of the meeting may waive this requirement regarding a particular meeting.

29.	A shareholder who holds more than one share may appoint more than one agent, subject to the following provisions:

	29.1	The writ of appointment shall indicate the class and the number of the shares for which it is given;

29.2

If the total number of shares of a particular class stated in the writ of appointment given by a single shareholder exceeds the total number of shares of that class which he holds, all deeds of appointment given by that shareholder shall be invalid;

29.3

If only one agent is appointed by a shareholder and the writ of appointment does not indicate the number and class of shares for which it is given, the writ of appointment shall be deemed to have been given for all shares held by the shareholder as of the determining date for entitlement to participate in and vote at the meeting (if the writ of appointment is given for a particular meeting) or for all shares held by the shareholders on the day of deposit of the writ of appointment with the Company, or on the date it is delivered to the chair of the meeting, as the case may be. To the extent that the writ of appointment is given for a number of shares fewer than the number of shares held by the shareholder, the shareholder will be deemed to have abstained from voting his remaining shares, and the writ of appointment shall be valid for the number of shares indicated therein.

30.	Every writ of appointment of an agent, whether for a specifically noted meeting or otherwise, shall be in the following form, as far as the circumstances permit:

“I, _________________________(I.D. number/Corporate registration no.) of _____________________________, as a shareholder in Nova Measuring Instruments Ltd., hereby appoint __________________________ (I.D. number/corporate registration no.______________________) of ____________________________ or, in his/her absence, _______________________________ (I.D. number/corporate registration no.____________________) of _____________________________ or, in his/her absence ______________________________________ (I.D. number/corporate registration no. ___________________________), to vote for me and in my name in respect of ______________ class _______ shares held by me, at the (annual/extraordinary) meeting of the Company, which shall be held on _______ of the month of _____________, ______________(year).

In witness whereof I have set my hand hereto on this _____th day of ____________, __________(year).”

31.

A vote in accordance with the instructions in a document appointing an agent shall be valid despite the death of the appointing shareholder or the annulment of the power of attorney or transfer of the share for which he voted as aforesaid, unless written notice of said death, cancellation or transfer is received by the Company or the chair of the meeting, by the time of the vote.

Voting by Proxy and Delivery of Position Notices

32.	Subject to the provisions of the Companies Law and provisions established thereunder, from time to time, the board of Directors may from time to time and at its absolute discretion:

32.1

Determine, update and change procedures, on any matter related to voting of shareholders by proxies or to sending of position notices to shareholders in the Company, including in respect of any matter specified in this regard in the Companies Law.

	32.2	Determine those matters on which decisions at the general meeting may be taken by way of proxy, and to change said matters determined by it.

32.3

Establish, update and change procedures in respect of voting by means of proxies at some or all class meetings, and in respect of sending position notices to shareholders of particular classes. Such procedures may differ from the provisions that shall apply to general meetings by operation of law or under Article 32 above.

To the extent that the Board of Directors establishes procedures and matters as aforesaid, these procedures and matters shall be brought to the attention of the shareholders by making them available for inspection by the shareholders at any reasonable time at the Office or in another or an additional location as determined by the Board of Directors or in any other or additional manner approved by the Board of Directors.

33.	Subject to the provisions of any law, decisions taken at general meetings at which shareholders were entitled to vote by proxy shall not be nullified if the Company mistakenly -

33.1

Did not send a proxy, a notice of the general meeting or a notice regarding the possibility of voting at said general meeting by proxy, to the shareholders, or if no position notice was sent to the shareholders;

	33.2	Sent documents and notices as aforesaid in Article 33.1 tardily or to an incorrect address;

	33.3	Did not provide documents and notices as aforesaid in Article 33.1 to shareholders, or did so tardily for any reason;

33.4

Did not count the votes of shareholders as specified in proxies duly given to the Company at said general meeting, or counted votes as aforesaid incorrectly or imprecisely, provided the counting of said votes would not change the decisions taken at the general meeting nor impair the validity of the of the general meeting had said votes been precisely accounted for.

33.5	Did not act in absolute conformity with the provisions of law or the procedures to be determined under Article 32 above in respect of voting by proxy and sending position notices.

Chapter E: The Board of Directors

Appointment and Removal of Directors

1.	So long as the general meeting does not determine otherwise, the number of members of the Board of Directors shall be not less than five (5), but not more than nine (9).

2.	The Directors of the Company, except for external directors, shall be elected by the general meeting, either at an annual or an extraordinary meeting.

3.

The general meeting may remove a director before the end of his term at any general meeting (whether an annual or extraordinary meeting), provided that the Director is given a reasonable opportunity to bring his position before the general meeting.

4.

So long as the Company is required under law to appoint external directors, the general meeting of the Company, both at an annual meeting and at an extraordinary meeting, may appoint external directors, in a number and manner and under terms stipulated by law.

5.

The tenure of a director appointed by the general meeting shall begin on the date determined by the general meeting and shall end on the date of the subsequent annual general meeting, provided, however, that in the event that the general meeting does not elect at least the minimum number of directors under these articles, then the outgoing Board of Directors shall continue its tenure until the general meetings elects at least such minimum number of directors.

6.

Without derogating from the provisions of Article 2 above, in addition to directors appointed by the general meeting, the Board of Directors of the Company is authorized to appoint additional directors at its discretion, provided that the number of directors after such appointment shall not exceed the maximal number stated in Article 1 above. To eliminate any doubt, the Board of directors may, at anytime, appoint additional directors as aforesaid even if, for any reason, the number of directors serving, at the time of such appointment(s) is less than the minimum prescribed under these Articles.

7.

The tenure of a director appointed by the Board of Directors shall begin on the date determined by the Board of Directors and shall end on the date on which the Board of Directors decides to terminate his tenure or on the date on which the annual general meeting is convened, whichever is earlier.

8.

Without derogating from the provisions of any law or from the authority of the general meeting as determined in these Articles, the Board of Directors is authorized to remove a director appointed by the Board under Article 6 above from office for any reason.

9.

Every replacement, appointment or reappointment of a director under Article 6 above shall be done by majority vote of the directors present and voting at a meeting of the Board of Directors at which the issue was placed on the agenda.

10.	Subject to the provisions of any law, a director who has ceased serving is competent to be reappointed.

11.

Subject to the provisions of any law, the tenure of a director (including that of an alternate director and a corporate representative as such) shall expire automatically in any of the following instances:

	11.1	On his death;

	11.2	If he is declared incompetent;

11.3

If he is declared bankrupt, or, in the event that the director is a corporation, if a temporary or permanent receiver, liquidator, special director, or trustee is appointed over it or its property in the context of a settlement with creditors or an order to freeze proceedings;

11.4

If he resigns from office by written notice to the Company, to the Chair of the Board of Directors or to the Board, whereupon his tenure shall expire on the date of delivery of such notice or at such later date as determined in the notice as the effective date of the resignation.

	11.5	If his tenure ends under Articles 5 or 7 above, or if he is dismissed under Article 8 above;

	11.6	If a director is convicted in a final judgment of an offense as a result of which a person may not serve as a director.

12.

Notwithstanding any provision in these Articles, an appointment of a director, alternate director or corporate representative (hereinafter referred to in these Articles as: “the appointee”), as the case may be, until the appointee gives the Company written notice in which he declares that he is qualified to be appointed as a director of the Company under law and he agrees to be appointed as an appointee of the Company, and which contains his personal particulars for the purpose of registering him in the register of directors of the Company and as required under law. The wording of said notice may be determined by the Board of Directors from time to time, and may be by way of affidavit prepared and verified according to law applicable at the time.

13.

If no director is appointed, or if no appointment of any director enters into force, or if a director position becomes vacant, the remaining directors may act in any manner, so long as they number no less then the minimum number of directors stipulated in Article 1 above. Should the number of directors fall below said minimum, the directors may not act except in urgent cases, or for the purpose of convening a general meeting, or to appoint additional directors under Article 6 above.

Alternate Director and Corporate Representative

14.

A director may at any time appoint a deputy (“alternate director”), who is qualified to be appointed as a director in the Company (except if such person is serving at the time as a director, an alternate or other director, or as an individual “corporate representative”). So long as an appointment of an alternate director is in force, he shall be entitled to participate in every meeting of the Board of Directors from which the appointing director is absent, in the name and in place of the appointing director, and may make use, subject to the provisions of the writ of appointment under which he was appointed and which was given to the Company, all powers held by the director and shall act as his alternate (except for the power to appoint a deputy for himself).

15.	An alternate director shall not serve as the alternate or “corporate representative” of more than one director.

16.

The appointment of an alternate director shall be effected by a writ of appointment which he shall deliver to the Company, and shall enter into force after depositing the writ of appointment with the Company or on the date determined in the writ of appointment, whichever is later.

17.

A director who appoints an alternate director may annul the appointment at any time. The position of the alternate director shall also become vacant whenever the alternate director notifies the Company in writing of his resignation from his tenure as an alternate director, or whenever the tenure of the director who appointed him as his deputy ends, in any manner, or whenever his tenure shall expire according to law or the provisions of these Articles.

18.	Every appointment and nullification of an appointment of an alternate director shall be effected by written notice delivered to the Company.

19.	A corporation is fit to serve as a director and as an alternate director in the Company.

20.

A corporation which serves as a director or as an alternate director shall appoint an individual who is qualified to be appointed as a director of the Company to serve on its behalf on the Board of Directors (“corporate representative”).

21.

The appointment or nullification of appointment of a corporate representative shall be effected by written notice which the appointing corporation shall deliver to the Company, and shall enter into force on the date of notice to the Company as aforesaid.

22.	The appointing corporation shall not be entitled to the powers and rights of a director during the time in which the corporation does not have a representative whose appointment is valid.

Remuneration of Directors

23.	A director is entitled to receive remuneration, benefits, and payments to compensate or cover expenses from the Company, subject to the approvals required under law.

Chair of the Board of Directors

24.

Subject to the provisions of any law, the Board of Directors shall elect, from time to time, one of the directors to serve as Chair of the Board, and may remove the Chair and appoint another Chair in his place. The Chair of the Board shall not have an extra vote or deciding vote at meetings of the Board of Directors.

25.

The tenure of the Chair shall continue, with no need for reelection, even after convening the annual meeting at which the tenure of the Board of Directors ends, if the Chair of the Board is reelected or reappointed as a director (whether by the Board of Directors under Article 6 above or by the general meeting under Article 2 above).

26.

The Chair may, from time to time, by written notice to the Company, appoint another Director as Deputy Chair of the Board of Directors, to remove the Deputy and to appoint another in his place; however, the tenure of a Deputy Chair of the Board of Directors shall not expire if the tenure of his appointor as Chairman of the Board or as a director is terminated, unless the Board of Directors decides otherwise. If the Chair of the Board of Directors is not present at a meeting of the Board after 15 minutes have passed from the beginning of the meeting, or if he does not wish to sit as Chair of the meeting, his Deputy shall conduct the meeting and may use all powers given to the Chair of the Board and enjoy all powers, rights and authorities given him under these Articles or under law.

27.

The Chair of the Board of Directors shall have all powers, rights and authorities given to him under these Articles or under law. Without derogating from the generality of the aforesaid, the Chair of the Board of Directors is entitled to any power or authority necessary to carry out his functions and to use his rights and authorities effectively, including the power to act in the name of and in place of the Company in the matters mentioned above,

28.

Should both the Chair of the Board of Directors and his deputy be absent from a meeting of the Board of Directors or should they not wish to chair the meeting, the Board shall elect one of its members (including an alternate director or corporate representative) to conduct the meeting and to sign the minutes thereof; however, said chair of the meeting shall not have an additional or deciding vote in votes of the Board of Directors.

Convening and Conduct of Meetings of the Board of Directors

29.

The Board of Directors shall convene for meetings according to the needs of the Company, and no less than once every three months. The Chair of the Board of Directors may convene the Board at any time.

30.	The Board of Directors shall be convened as follows:

	(1)	According to the decision of the Chair of the Board of Directors at any time;

	(2)	At the request of two directors;

	(3)	In any other case in which the Chair of the Board of Directors bears a legal duty to convene the Board of Directors.

31.

If the Chair of the Board of Directors does not convene the Board within 10 business days of the date on which he was required to convene a meeting, anyone authorized by law to convene a meeting of the Board may do so (hereinafter: “special meeting”).

32.	The special meeting shall deal with issues specified in a notice or report and for which the special meeting was convened, and solely with these issues.

33.

The special meeting shall be held at the Company offices (unless the Chair of the Board of Directors directs that it shall be held at another location or in another manner at least five days prior to the date of the meeting), and the convenors of the meeting shall send prior notice as stipulated in Article 45 below, at least ten days prior to the date set for the special meeting. A prior notice as aforesaid shall not be sent before the end of the period set for the Chair of the Board to convene the meeting, as mentioned above.

34.

Unless otherwise stipulated is these Articles, all of the provisions of these Articles applicable to meetings of the Board of Directors which were convened by the Chair of the Board shall apply to a special meeting.

35.

Whoever convenes a meeting of the Board of Directors under Articles 29 and 30 above may be assisted to this end by the Secretary of the Company (and if the Company has not appointed a Secretary, by the Director-General of the Company or by another person whom the Director-General has appointed for this purpose) and to instruct him, subject to the provisions of these Articles, regarding the acts to be performed in order to convene the meeting.

36.

The agenda of the meeting of the Board of Directors shall be set by the Chair of the Board, and shall include (with the exception of matters raised at a special meeting as specified in Article 32 above):

	(A)	Matters determined by the Chair of the Board;

	(B)	Matters to be discussed at a special meeting;

	(C)	A matter which a director or the Director-General of the Company asked the Chair of the Board to include in the agenda a reasonable time prior to the meeting of the Board.

37.

Subject to the provisions of any law, the Board of Directors may conduct meetings, hold votes and take decisions, among other things, by means of telecommunications (including by means of several types of telecommunications media, and including in a manner in which part of the directors are present in person at the place of the meeting and the remaining directors participate in the meeting are present by means of telecommunications media), as permitted by applicable law.

38.	Subject to the provisions of Article 13 above, the legal quorum for opening a meeting of the Board of Directors shall be a majority of the number of directors.

39.

The Board of Directors may take a decision without actually convening, provided that all of the directors entitled to participate in the discussion and to vote on the matter brought for decision have so agreed, and said decision shall have the same force for any purpose as if it had been taken at a duly convened and conducted meeting of the Board, and may be taken by a simple majority.

40.	The Chair of the Board of Directors or whomever is appointed as his Deputy shall record minutes of the decisions taken without convening the Board of Directors as aforesaid and shall sign them.

41.	At all votes of the Board of Directors each Director shall have one vote.

42.	Decisions of the Board shall be taken by an ordinary majority of the Directors who voted on the agenda item being decided.

43.

Every act done by or according to a decision of the Board of Directors, or by or according to a committee of the Board of Directors or by a director in his capacity as such, shall be valid even if it turns out afterward that there was some defect in the election of the directors, or that all or any one of them were legally unqualified, as if each of them were duly elected and had all the necessary qualifications for being a director, an alternate director, a corporate representative or a member of said committee, as the case may be.

Notices of Board Meetings

45.

A notice of a meeting of the Board of Directors to be convened by the Chair of the Board may be delivered in writing, at least three business days before the date set for the meeting, unless the Chair of the Board set a shorter date for giving notice due to the urgency of the matter on the agenda of the meeting.

46.

A notice of a Board meeting shall be sent to every director. If a director has appointed an alternate director for himself, the notice shall be sent solely to the alternate director (unless the writ of appointment by virtue of which the alternate director was appointed directs otherwise). Notice to a director which is a corporation shall be delivered to the representative of the corporation (unless the corporation instructs the Company otherwise in writing), and a notice delivered to an alternate director or to a corporate representative, as the case may be, shall be deemed a notice delivered to the director who appointed them.

47.	A notice of a meeting of the Board of Directors shall be deemed delivered at the following times, according to the means used:

	47.1	If sent by registered mail - one business day after its posting at the post office.

	47.2	If placed at the address of the director or in his post office box - at the time of delivery, according to the matter.

	47.3	If sent by facsimile or electronic mail-- two hours after transmission.

	47.4	If transmitted by telegram -- six hours after sending the telegram.

The address of the director and the other particulars necessary for communication with him for the purpose of sending notices shall be the information appearing in the Register of Directors which the Company maintains, or of which he notified the Company in a written request that they be used for the purpose of sending notices.

48.

A notice of a meeting of the Board of Directors shall include reasonable details, as well as relevant ancillary material, as determined by the Chair of the Board, in respect of all of the matters on the agenda of the meeting, as well as the location and time set for the meeting.

49.

Notwithstanding the aforesaid in Article 45 above, all of the directors (in respect of a corporate director or a director who appointed a deputy -- the corporate representative or alternate director, as the case may be) may agree to the convening of a meeting of the Board of Directors by advance notice shorter than that required under Article 45 above, or without notice.

Powers of the Board of Directors

50.

The Board of Directors shall formulate the policy of the Company, and shall oversee the execution of the functions and actions of the Director-General. The Board of Directors shall have the powers and authority necessary, in the view of the Board, to carry out its functions fully and effectively.

51.

Without derogating from the generality of the provisions of Article 50 above, the Board of Directors may use all powers and authorities, and my take all actions or do any deeds available to it under law or contract or under these Articles or under the memorandum of incorporation of the Company.

52.

The Board of Directors may instruct the Director-General how to act in respect of a particular matter. If the Director-General does not follow the instructions, the Board of Directors may exercise the authority necessary to carry out the instructions in his place.

53.	The Board of Directors may exercise the powers of the Director-General if the latter is prevented from doing so.

54.

The Board of Directors may exercise any power of the Company which was not granted under these Articles or by law to the Director(s)-General of the Company or to the general meeting, and said power shall be deemed granted to the Board of Directors under these Articles.

55.

The power of the Board of Directors shall be subject to law, to these Articles, to the Memorandum of Incorporation of the Company and to any regulation promulgated by the Company at the general meeting, to the extent that it does not contradict said provisions or Articles, provided that no such regulation shall annul the legal force of any act done prior thereto by the Board of Directors or pursuant to its decisions which would have been legally valid had said regulation not been promulgated.

56.

To exercise the general powers granted to the Board of Directors, and without limiting or constricting to any degree said powers or any one of them, it is hereby declared explicitly that the Board of Directors shall have the following powers:

	56.1

The Board of Directors may, from time to time, appoint by majority decision one or more persons (whether or not he is a member of the Board) as Director-General of the Company, either for a set period or without limitation in time, and may from time to time (taking into account the terms of any contract between him or them and the Company) release him or them from their office and appoint another person or other persons in his or their place.

	56.2

Subject to any law, the compensation of the Director-General shall be determined from time to time (taking into account the terms of any contract between him and the Company) by the Board of Directors, and may be in the form of a fixed salary, a commission on dividends, profits or revenues of the Company or of any other company in which the Company has an interest, or by sharing in such profits, or by one or more of these methods or in any other manner that the Board of Directors deems fit.

	56.3	The Board of Directors shall determine the compensation of the auditing accountant of the Company for the services rendered by him.

	56.4

For the purpose of setting Company policy and supervision of its actions, any Director may examine the Company documents and records and receive copies thereof, may examine the assets of the Company and receive professional advice at Company expense if said expense was approved by the Board of Directors or by the court.

	56.5	56.5.1	The Company may issue redeemable securities on terms determined by the Board of Directors of the Company.

		56.5.2	The Board of Directors of the Company may attach to such redeemable securities the characteristics of shares, including voting rights and the right to share in profits.

	56.6

To decide on allotment of non-par value shares; in the event that non-par value shares are allotted, only their number shall be noted in the Articles, and the provisions of the Companies Law dealing with the registered or issued capital shall apply, with the necessary changes.

Committees of the Board of Directors

57.

The Board of Directors may, from time to time, form committees, appoint members of such committees from among the directors and determine, subject to the provisions of any law, the powers of the Board of Directors to be delegated to the Board committees; and may, from time to time, cancel said delegation of powers, in part or in whole, and cancel any of said Board committees.

58.	Every Board committee must, in using its powers, follow the instructions of the Board of Directors.

59.

Subject to Article 60 below, the meetings, decisions and actions of the Board committees shall be conducted and convened according to the provisions of these Articles in respect of convening and conduct of the meetings, decisions and actions of the Board of Directors, with the necessary changes.

60.

Subject to the provisions of any law and notwithstanding the aforesaid in Article 59 above, the Board of Directors may, from time to time, establish procedures and directives in respect of convening and conduct of meetings, decisions and actions of the Board committees.

61.

The Board of Directors shall appoint from among its members an audit committee, the composition and functions of which shall be in accordance with the provisions of the Companies Law. The audit committee shall consist of at least three (3) directors, among them all of the external directors.

Chapter F: The Director-General and Officers

The Director-General

1.	The Director-General is responsible for the day-to-day administration of the Company’s affairs, in the framework of the policy determined by the Board of Directors and subject to its instructions.

2.

The Director-General shall have all administrative and executive powers which have not been granted by operation of law or these Articles to another organ of the Company, and he shall be under the supervision of the Board of Directors

3.	The Director-General may delegate any of his powers to another person subordinate to him, subject to the approval of the board of Directors.

4.

The power of the Director-General shall be subject to the provisions of any law, to these Articles, to any regulation promulgated by the Company at the general meeting to the extent it does not contradict said provisions or Articles, and any directive or rule determined by the Board of Directors from time to time, provided that no regulation, directive or rule as aforesaid shall cancel the legal validity of any act taken prior thereto by the Director-General or pursuant to his decisions which would have been legally valid had said regulation not been promulgated or had said directive or rule not been determined.

5.

The Chair of the Board of Directors may be empowered by decision of the general meeting to carry out the functions of the Director-General or to exercise his powers, for a period that shall not exceed three years from the date of such decision.

6.

Without derogating from the general powers granted to the Director-General under Article 1 above or any of the other powers granted to him under these Articles, , it is hereby declared explicitly that the Director-General shall have the following powers:

6.1

To appoint a person or persons (whether incorporated or not) to receive and to hold in trust for the Company any property owned by the Company or in which the Company has an interest, or for any other purpose, and to perform or do any actions, deeds or things necessary in respect of such trust.

6.2

To initiate, conduct, defend, compromise or abandon any legal proceedings on behalf of or against the Company’s employees or others having a relation to the Company’s affairs, and to settle a compromise and extend the date of payment or discharge of any debt owing to the Company or any claim or demand by the Company or against it.

	6.3	To refer to arbitration any claim or demand by or against the Company.

6.4

From time to time, and at any time, to appoint by virtue of power-of-attorney any person or persons to be the representative or representatives of the Company for such purposes and with such powers, authorities, discretion (which shall not exceed those given or available to the Director-General under law or these Articles), for such period and subject to such terms as the Director-General shall deem fit from time to time.

All such powers-of-attorney may contain such powers for the protection or convenience of persons who come in contact with such representatives as the Director-General shall deem fit.

6.5

The Director-General may appoint from time to time on behalf of the company an attorney or attorneys in Israel or abroad to represent the Company before any court, legal body, any governmental, municipal or other office or body in Israel or abroad, and may grant any such attorney such powers as the Director-General deems fit, including the authority to transfer his powers, in part or in whole, to another or to others.

6.6

Subject to the principles of finance, credit and any other policy directive or rule which the Board of Directors determines, the Director-General may loan any sum or sums for the purposes of the Company, and may issue in the name of the Company individual debentures, promissory notes and bills of exchange.

Personal Interest in Company Transactions

7.

A transaction by the Company with one of its officers, or a transaction by the Company with another person in which transaction an officer has a personal interest, which is not a extraordinary transaction (as defined in the Companies Law), shall not be subject to any approval, provided however that a decision regarding the employment terms of an office holder shall be considered an extraordinary transaction.

Insurance, Discharge and Indemnity of Officers

8.	The Company may, from time to time and subject to the provisions of any law:

8.1

Enter into a contract for insuring the liability of an officer, in part or in whole, for an obligation imposed on him as a result of an act or omission performed in his capacity as an officer, in each of the following instances:

		8.1.1	Breach of duty of care with respect to the Company or another person.

		8.1.2	Breach of trust with respect to the Company, provided that the officer acted in good faith and had reasonable grounds to presume that the act would not impair the Company’s best interests.

	8.1.3	A monetary obligation imposed on him for the benefit of another person.

8.2

Indemnify an officer of the Company for an obligation or expense specified in this Article 8.2.1 below, which was imposed on him or which he spent as a result of an act which he performed in his capacity as an officer:

	8.2.1	(a) A monetary debt imposed on him for the benefit of another person under a judgment, including a compromise settlement judgment or an arbitrator’s decision which was approved by a court.

(b)

Reasonable litigation expenses, including attorney’s fees, which the officer incurred due to an investigation or procedure conducted against him by an authority authorized to conduct such an investigation or procedure, provided that such an investigation or procedure concluded without the filing of an indictment against the officer and without imposition of a monetary liability in lieu of criminal proceedings, or that such an investigation or procedure concluded without the filing of an indictment against the officer but the officer is imposed with a monetary liability in lieu of criminal proceedings that the offense in question does not require proof of mens rea. In this Section – “the conclusion of a procedure without the filing of indictment in an issue in which a criminal investigation began” and “monetary liability in lieu of criminal proceedings”- as their meaning in Section 260(A)(1a) to the Companies Law.

(c)

Reasonable litigation expenses, including attorneys’ fees, which the officer incurred or for which he was obligated by a court, in a proceeding filed by the Company or in its name or by another person against him, or in criminal proceedings of which he was acquitted, or in criminal proceedings in which he is convicted provided that the offense in which he was convicted does not require proof of mens rea.

	8.2.2	The Company may obligate in advance to indemnify an officer, as follows:

(a)

as specified in Article 8.2.1(a) provided however that the obligation shall be limited to the events which, according to the Board of Directors’ opinion, are foreseen in light of the Company’s actual activities at the time of granting the obligation to indemnify, and to an amount of criteria that the Board of Directors deems reasonable under the circumstances, and that in the obligation to indemnify the events which, according to the Board of Directors’ opinion are foreseen in light of the Company’s actual activities at the time of granting the obligation to indemnify, and the amount or criteria that the Board of Directors deems reasonable under the circumstances shall be specified.

			(b)	As specified in Article 8.2.1(b) and in Article 8.2.1(c).

		8.2.3	The Company may indemnify an officer, as specified in Articles 8.2.1(a), 8.2.1(b) and 8.2.1(c) after the occurrence of such event which is to be indemnified.

	8.3	(a) The Company may exempt an officer in advance from his liability, in part or in whole, for damages resulting from breach of the officer’s duty of care with respect to the Company.

(b) Notwithstanding Article 8.3(a) above, the Company may not exempt a Director in advance from his liability toward the Company due to the breach of duty of care in the event of a distribution, as defined in the Companies Law.

9.	The above provisions neither intend, nor shall they be construed, to limit the Company in any manner whatsoever in respect of its entering into a contract of insurance, discharge or indemnity:

	9.1	With respect to those who are not officers in the Company, including employees, contractors or advisors of the Company who are not officers therein;

	9.2	With respect to officers in the Company, to the extent that the insurance, discharge or indemnity are not explicitly forbidden by law.

10.	The provisions of Articles 8 and 9 above shall also apply to a corporate representative as if he were an officer of the Company.

Signing in the Name of the Company

11.

Every signature in the name of the Company shall be effected by the person authorized to do so under law, under these Articles or under a decision of the Board of Directors, and shall be accompanied by the Company seal or a seal in the name of the Company.

Chapter G: Minutes, Records and Accounting Books

Minutes

1.	The Board of Directors shall see to it that minutes are properly recorded in books prepared for this purpose, regarding:

1.1

The names of the members of the Board of Directors present at any meeting of the Board of Directors and at every meeting of a Board Committee (including in every decision of the Board of Directors or any of its committees which was taken without actually convening).

	1.2	The names of the shareholders present at every general meeting.

	1.3	The instructions given by the Board of Directors to the Board Committees.

	1.4	The proceedings at the general meetings, Board of Directors’ meetings and Board Committee meetings, including decisions taken without actually convening.

2.

All such minutes of a meeting of the Board of Directors or of any of its Committees, or of the general meeting of the Company, which purports to be signed by the Chair of the meeting or by the chair of the subsequent meeting, shall be prima facie evidence of its contents.

3.	The Company shall preserve the minutes mentioned in this chapter as required by law.

4.

The Register of minutes of the general meetings shall be open to the inspection of the Company’s shareholders at any reasonable time, and a copy thereof shall be sent to any shareholder who so requests, subject to the procedures determined by the Board of Directors from time to time regarding the times at which the Register shall be open for such inspection (including in respect of the periods in which the Register shall be closed), regarding verification of the identity of the shareholder and the fee required for inspection or delivery as aforesaid.

Company Books and Records

5.

The Director-General shall comply with all provisions in the Companies Law in respect of registration of charges and encumbrances , maintenance and administration of the Register of Directors, the Register of Shareholders, an additional Register of Shareholders, a Register of Substantial Shareholders, and a ledger of encumbrances.

6.

Every book, register, ledger and written record that the Company must maintain under the Companies Law or these Articles, shall be maintained by recording in ordinary books, or by electronic means, as the Director-General shall decide, provided that those entitled to inspect them shall have the opportunity to receive copies of the documents.

7.

The Company may, taking into account the provisions of the Companies Law or any other law, maintain in any other country to which the provisions apply, a register or registers of shareholders who live in said other country, and may use all of the powers enumerated in the Companies Law in respect of such registers, subject to the power of the Minister of Justice to set guidelines in respect of maintaining the register.

8.

If the Company decides to maintain an additional Register of Shareholders outside Israel, it must note in the Register of Shareholders the number of shares registered in the additional Register of Shareholders, and the numbers of said shares, if they are numbered.

9.

The Company may close the Register and any other register or ledger which it maintains or shall maintain (whether by operation of law, pursuant to a contract or at the Company’s election) in connection to all securities of the Company, as the case may be, for such period as the Board of Directors may deem fit, provided that it shall not exceed 14 business days each year. Subject to applicable law as well as the relevant rules and regulations of the Exchange, the Company shall publish a notice regarding closing of a ledger at least three business days in advance, in a daily newspaper circulated in Israel in the Hebrew language and if listed for trade in an Exchange outside Israel - in a daily newspaper circulated in the country in which in which its securities are registered for trade.

10.

Subject to the provisions of any law and the rules of the Exchange, the Company may determine a record date for the purpose of entitlement to receive notices of general meetings, to participate in and vote at them, provided that such date shall be more than 21 business days prior to the date set for the general meeting.

11.

The Company shall be entitled to collect payment for a change in registration of shares in the Register from the name of a Registering Company to that of a shareholder under Article 17.1 of Chapter B above, in an amount to be determined from time to time by the Board of Directors, which sum shall not exceed 40 USD, linked to the Consumer Price Index from the index known on the date on which these Articles enter into force until the index known on the date of actual payment) for registration of any request to effect a change in the Register.

12.

The Company may destroy requests for changes in the Register after six years have passed from the change in the Register pursuant thereto, and it shall be presumed that all requests for changes in the Register were fully valid and every action done by virtue thereof were lawful.

Accounting Books

13.

All information in the possession of the Company shall be held at the Office, or at any other location or locations as the Chair of the Board of Directors shall deem fit, and shall be open to inspection by the Directors, subject to internal directives and procedures which the Chair of the Board of Directors shall determine in respect of inspection of documents. Such directives, however, shall not substantially undermine the directors’ ability to oversee the Company’s operations.

14.

Except for documents and information which the shareholders are entitled to receive under law or these Articles, a shareholder shall not be entitled to receive any information or documents of the Company unless decided otherwise by the general meeting.

15.	The Company shall keep books and shall prepare financial reports in accordance with the applicable law. The financial reports shall be approved by the Board of Directors and signed in its name.

16.

Subject to any law, the Company may determine the manner and form of presentation of documents which the shareholders are entitled to inspect, and may determine that a payment shall be made for giving a copy thereof.

Chapter H: Audit

Auditing Accountants

1.	At least once a year the financial reports of the Company shall be audited by an auditing accountant or accountants who will render their opinion thereon.

2.

The Company shall appoint at an annual meeting an auditing accountant or accountants who will serve until the next annual meeting; however, the annual meeting may appoint an auditing accountant who will serve for a period of up to three years.

3

An auditing accountant may be invited to and participate in every general meeting of the Company, and may express his opinions in respect of matters related to his status as auditing accountant of the Company.

4.

Subject to the provisions of the Companies Law, every act performed by the auditing accountants of the Company shall be valid as against any person who deals in good faith with the Company, despite any defect in the appointment or qualification of the auditing accountants.

5.

The compensation of the auditing accountant for the audit shall be determined by the Board of Directors or by the Audit Committee, if it is so authorized by the Board of Directors. When the compensation for the audit has been set by the Board of Directors or the Audit Committee, the Board of Directors shall report the compensation of the audit accountant to the annual meeting.

Internal Comptroller

6.	So long as the Company is a public company, the Board of Directors shall appoint an internal comptroller at the nomination of the Audit Committee.

7.

The organizational superior of the internal comptroller shall be the Chair of the Board of Directors. The internal comptroller shall submit a proposed annual or periodic work plan to the Board of Directors, which will approve such plan with changes as it deems fit, at its discretion.

Chapter I: Capital Funds, Distribution, Bonus Shares and Decrease of Capital

Capital Funds

1.

The Board of Directors may, at any time, set aside from surplus accounts amounts as it deems fit, as a reserve fund for distribution of dividends, for distribution of bonus shares, for purchase of securities in the Company or for any other purpose which it deems fit. In addition, the Board of Directors may direct the manner of administration and use of the amounts in any fund or part thereof, including use of the amount of the fund or part thereof in the Company’s business, without having to maintain them separately from the other assets of the Company.

2.	The Board of Directors may transfer, from time to time, sums set aside to a reserve fund as aforesaid to the surplus account.

3.

The Board of Directors may, from time to time, subject to the provisions of any law and these Articles, change the intended use of the amounts in any capital fund of whatever sort or the manner of its administration, or may split or consolidate capital funds, or may transfer the amount of any capital fund to the surplus account or to any other account on the Company’s books. Notwithstanding the aforesaid, the Board of Directors may not transfer an amount from a share premium account except to share capital of the Company or for the purpose of reducing capital.

Distribution of a Dividend and Bonus Shares

4.

Every ordinary share shall grant its owner the right to receive dividends and bonus shares, if and when they are distributed, in proportion to the paid up par value of the shares, or that which is deemed paid up, without taking account of any premium paid therefor.

5.

A decision of distribution (as defined in the Companies Law) shall be taken by the Board of Directors. However, the Board of Directors, at its discretion, may transfer the decision in this matter to the general meeting.

6.

The Company shall not pay interest on dividends, including on dividends paid after the date set for their payment for any reason. The Board of Directors may determine from time to time, both with respect to the payment of a specific dividend and with respect to a class of dividends, at its absolute discretion, that the Company shall pay linkage differentials in accordance with some price index (whether Israeli or foreign) or in accordance with the exchange rate of some foreign currency for dividends paid after the date set for their payment.

7.

A dividend may be paid, in whole or in part, by way of distribution of assets of any sort (including several types of assets), including by distribution of shares of the Company which were partially paid for (including such shares the par value of which was not paid up but the amount of demanded for which is less than their value), securities convertible to shares in the Company, shares, debentures or a series of debentures of any other company. Distribution of assets as aforesaid may be effected by assignment, endorsement, transfer of ownership, giving a contractual or property right, or any other manner which the Board of Directors shall direct.

8.

If the Board of Directors decides to distribute a dividend, in part or in whole, by way of issuing shares in the Company for an amount less than their par value and distribution of said shares among those entitled to a dividend, the Company shall turn part of its profits in respect of which the dividend is to be distributed into share capital, in an amount equal to the difference between the par value of said shares and the consideration therefor.

9.

The Board of Directors may decide, from time to time, that all or part of the amount in the surplus account, from the amount in the share premium account, from the balance of a capital fund of any sort with a positive balance or from any other source included in the Company’s own capital, shall become part of the share capital of the Company and shall be deemed full discharge (in an amount, to be determined by the Board of Directors, which will not be less than their par value) for bonus shares of classes and in a number determined by the Board of Directors. Said bonus shares shall be issued, for no consideration, to shareholders in the Company, who were entitled to receive the amount that became share capital for the purpose of distributing bonus shares had said amount been distributed as a cash dividend, and in the same proportion.

10.

The Board of Directors may, from time to time, transfer to owners of securities issued by the Company which may be converted to or realized in the form of shares in the Company, bonus shares or dividends which the Company distributed during the period from the date of issue of said securities until the date of realization or conversion to shares in the Company.

11.

The Board of Directors may make all arrangements and take all actions necessary for the speedy and efficient performance of the provisions of Article 10 above, may determine the rights which the owners of the convertible securities shall receive and the manner in which they will receive such rights, may execute any assignment necessary for the rights of the owners of the convertible securities as a result of executing more than one distribution of dividends or bonus shares, and may use any power available to it in respect of distributing a dividend or a bonus share to shareholders in the company, mutatis mutandis, at the absolute discretion of the Board of Directors.

12.	To execute any decision regarding distribution of a divided or bonus shares or acquisition of securities in the Company, the Board of Directors may:

	12.1	Resolve as it best sees fit any difficulty that may arise in connection with such distribution and take all steps which it deems proper to overcome such difficulty.

12.2

To issue certificates for share fractions or to decide that shares in the Company which entitle their owners to share fractions at a rate lower than that determined by the Board of Directors shall not entitle their owners in respect of said distribution, or to sell share fractions and to pay the net price (after deducting expenses of sale and any tax on the sale) to those entitled to them.

	12.3	To make any other arrangements that will be necessary in the view of the Board of Directors to enable the distribution or to make it more efficient.

13.

The Board of Directors may appoint trustees for shareholders who, during a period as determined by the Board of Directors, did not apply to the Company to receive dividends, bonus shares or any other right (in Articles 4-22 -- “bonus”) which the Company issued or distributed to its shareholders in their capacity as such. Every action taken by said trustees, and any contract between the Board of Directors and the trustees, shall be valid and shall bind the shareholders for whom the trustees were appointed.

14.

Said trustees shall be appointed for the purpose of realizing, collecting and receiving a bonus, but may not transfer the bonus or part thereof or grant any rights in the bonus or use it, an may not vote any securities in the Company which were included in the bonus.

15.

The trustees shall transfer the bonus, including any earnings thereon and after deduction of their fees as determined by the Board of Directors, to the shareholders entitled to the bonus as promptly as possible after receiving the shareholder’s first written demand, subject to verification of the identity of the shareholder and all terms of the bonus to which he is entitled in accordance with procedures determined by the Board of Directors. The provisions of Article 18 in Chapter B above shall apply to transfer of the bonus, with the necessary changes.

16.

The Board of Directors may determine from time to time the manner of payment of dividends or distribution of bonus shares, and related arrangements, with respect to the various classes of shareholders. Without derogating from the generality of the aforesaid, the Board of Directors may pay any dividends or moneys for shares by sending a check by registered mail, and if the bonus, in part or in whole, is an asset or right, by sending by registered mail any document attesting to or creating said right, to the address of the shareholder as listed in the Register. Every said posting of a check or document shall be done at the risk of the shareholder.

17.

The Board of Directors may withhold any dividend, bonus, rights or amounts to be paid for shares in respect of which the Company has an encumbrance/a lien, and may use the proceeds of realization to discharge the debts in respect of which the Company has such encumbrance/lien.

18.

The Board of Directors may decide that the bonus shares shall be of the same class of shares held by the shareholders, participating in the distribution of bonus shares, or of a different class of shares regardless held by the aforesaid shareholders or a combination of the two classes.

19.

A transfer of shares shall not grant the transferee the right to a dividend or to any other distribution announced after said transfer but before registration of the transfer in the Register, provided that if the transfer of shares requires approval by the Board of Directors, the date of approval shall come in place of the date of registration of the transfer in the Register.

20.

In the case of a dividend the payment of which was not demanded within seven years from the date of the decision to distribute it, the person entitled to it shall be deemed to have waived it and it shall revert to the ownership of the Company.

21.

The Board of Directors may deduct from any dividend, grant or other moneys to be paid to a shareholder (including to a person who is one of several joint owners of a share), any amounts owing from said shareholder which he must discharge (either by himself or jointly with another person) to the Company on account of payment demands or for any other debt which the shareholder owes to the Company in his capacity as shareholder.

22.

To the extent that several persons are registered as joint owners of a share, each of them may give the Company a valid receipt for any dividend, bonus shares paid or transferred in respect of the share or for any amount that the Company pays for acquiring the share, or for any other moneys or beneficial rights given in relation to or by virtue of said share.

Decrease of Capital

23.

The Board of Directors may, from time to time and subject to the approval of a court as required under law, execute a reduction in capital if, in the view of the Board of Directors, said distribution meets the solvency test (as defined in the Companies Law).

24.

The Board of Directors shall determine the source in the capital of the Company (, the surplus account, a capital fund or a combination of all or part of these) from which the reduction in capital shall be executed and may create a special capital fund with a negative balance to this end.

25.

Subject to the instructions of the court in respect of approval of a reduction in capital, the provisions applicable to a distribution which meets the profit test shall apply to a reduction in capital, with the necessary changes in the circumstances or with the changes decided by the Board of Directors.

Securities of the Company Purchased by the Company

26.

The Board of Directors may take any action that may be taken by law in connection with securities in the Company which were acquired by the Company (and to establish, change or cancel procedures in this respect from time to time) including the following:

	26.1	To determine the manner in which said securities will be held and the manner and terms under which they shall be sold;

	26.2	To determine that said securities shall expire or be canceled and to take any actions necessary to this end;

26.3

To appoint a trustee who will hold said securities, in whole or in part, for the Company or for others, and to give instructions to the trustee regarding the manner in which he will hold the securities and the manner and terms under which he will sell the securities, including possession and sale of the securities in a blind trust;

26.4

To convert said securities or to realize them in the form of shares in the Company, subject to execution of a distribution in an amount that was to have been paid to the Company as a supplementary realization had said securities been held by a third party. Shares in the Company which it received as a result of such conversion or realization shall be deemed dormant shares (as defined in the Companies Law) and the provisions of this Article 26 shall apply to them.

26.5

To create a special capital fund for distribution and granting a bonus to a buyer of said securities from the Company or from the trustee after he buys said securities or for the purpose of accumulating the right of said securities to said bonuses, or to cancel and expropriate the bonus, in whole or in part, and to transfer any amount transferred to the special capital fund as aforesaid to the surplus account.

In this Article 26, “bonus” shall mean a dividend, bonus shares, interest (including linkage or currency exchange differentials) or any other right or benefit to which the owner of said securities would have been entitled had they been held by a third party on the date of the distribution or granting of the bonus, including any additional bonus to which the bonus would have entitled its owner had the owner been a third party, and had an additional bonus been given during the period in which said securities were held by the Company.

Chapter J: Winding up, Merger and Reorganization

Winding up

1.

Subject to the provisions of section 319(1) of the Companies Ordinance, the general meeting may take a decision in respect of the winding up of the Company, provided that said decision is taken by the majority required by law or, absent a requirement by law, by a majority required to take decisions under these Articles.

2.

If the Company is wound up and its assets available for distribution among the shareholders are not sufficient for full payment of its paid-up capital, these assets shall be distributed, to the extent possible, in such a manner that the shareholders will entitled to the remainder of assets in proportion to the paid up capital, or to the capital which should have been paid up when the winding-up commenced, according to the respective shares held by them.

3.

To the extent that, at the time of winding up, the assets available for distribution among the shareholders are more than adequate for payment of the full paid up capital as of the time winding up commenced, the surplus shall be divided among the shareholders in proportion to the paid up capital that should have been paid up at the commencement of the winding up according to the respective shares held by them. This Article shall not impair the rights of shareholders which were issued on special terms (for the purpose of distributing Company property at the time of winding up payments made, if at all, as premiums on shares shall not be taken into account).

4.

If the Company is wound up, whether voluntarily or otherwise, the liquidators may, if the general meeting so approves by a majority required by law or, absent such requirement in law, by a majority necessary for taking decisions under these Articles, to distribute in kind among the shareholders any portion of the property of the Company, and they may by similar approval deposit any portion of the property of the Company with trustees in trust for the benefit of the shareholders. The general meeting which approves any such distribution may also approve a distribution in a manner other than according to the legal rights of the shareholders, an it may give special rights to some class of shareholders; however, in the event that it is decided to approve some distribution not according to the legal rights of the shareholders, a shareholder harmed thereby shall have the right to oppose such decision and rights related thereto, in every respect as if this decision was a decision taken according to the majority required in section 334 of the Companies Ordinance.

Merger and Reorganization

5.	Subject to the provisions of any law, a merger shall be approved by decision of the general meeting.

6.

In the event of any sale of the assets of the Company, the directors (or the liquidators in the event of winding up, if they were so authorized by a decision taken by the general meeting by a majority required under law) may receive fully, or partly-paid-up shares, debentures or any sureties of another company, Israeli or foreign, whether in existence or in the process of formation, for the purpose of purchasing assets of the Company in whole or in part, and the directors or the liquidators may distribute in kind such shares or debentures or sureties or any other property of the Company among the shareholders without realizing them, or may deposit them in trust for the shareholders, and any decision of the general meeting as aforesaid may order a distribution or allotment of cash, shares or other sureties, rights or property in a manner other than according to the legal rights of the shareholders or the participants in the Company, in consideration for the value of the sureties or the property at a price and in a manner that the meeting shall direct, and all of the shareholders shall receive the value or the distribution approved as aforesaid and shall waive their existing rights, except in the event that the Company is about to be wound up or is in winding up proceedings, and the legal rights (if any) according to the provisions of the Companies Ordinance or the Companies Law, as the case may be, may not be changed or cancelled by the provisions of this Article.

7.

Notwithstanding Article 6 of the Israeli Securities Regulations (Tender Offer), 2000 (the “Regulations”), a Special Tender Offer, as such term is defined under the Regulations, shall not be accepted by any Offeree, as such term is defined under the Regulations, unless the terms of such Special Tender Offer state that the Acceptance Period, as such term is defined under the Regulations, is not less than forty five (45) days, but not more than sixty (60) days from the date of the Specifications, as such term is defined under the Regulations, on a day of trade.